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Exhibit 4.3

EXECUTION COPY

WARRANT AGREEMENT

        This WARRANT AGREEMENT (this "Agreement") dated as of May 18, 2006, is entered into by and among Global Geophysical Services, Inc., a Delaware corporation (the "Company"), and Guggenheim Corporate Funding, LLC (the "Purchaser"). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Term Loan Agreement (as hereinafter defined).

WITNESSETH:

        WHEREAS, pursuant to a Term Loan Agreement (the "Term Loan Agreement") dated as of May 18, 2006, by and among the Company, the Lenders party thereto (the "Lenders") and the Purchaser, as agent for such Lenders, the Company proposes to issue to the Purchaser Class B warrants, as hereinafter described (the "Warrants") to purchase an aggregate of 39,000 shares (subject to adjustment) of Class B common stock, $.01 par value per share of the Company;

        NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, the parties hereto mutually agree as follows:

        Section 1.    Defined Terms.    All terms used without other definition herein are intended to have the meanings given to them in the Term Loan Agreement. The following capitalized terms when used in this Agreement shall have the following meanings:

        "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

        "Closing Price" for any Security that is regularly traded on any market on each business day means: (a) if such Security is listed or admitted to trading on any national stock exchange, the closing price on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day or (b) if such Security is not then listed or admitted to trading on any national stock exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable national quotation source designated by the Company or the principal broker making a market in such Security. If there are no such prices on a business day, then the Closing Price shall not be determinable for such business day.

        "Common Stock" shall mean the Company's Class A Common Stock, $.01 par value per share and the Class B Common Stock, $.01 par value per share.

        "Convertible Securities" shall have the meaning set forth in Section 8(e).

        "Current Market Price" means, if the Common Stock is traded on a national stock exchange, the Nasdaq National Market or the over-the-counter market, the average of the Closing Price over the ten trading days immediately preceding the date of valuation at which the Common Stock has traded.

        "Exercise Price" shall mean $42.50 per share, as adjusted in accordance with the terms of this Agreement.

        "Expiration Date" shall have the meaning set forth in Section 6.

        "Holders" shall have the meaning set forth in Section 4.

        "Independent Financial Expert" shall mean an investment banking firm selected by the Board of Directors of the Company (a) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect financial interest in the Company or any of its Affiliates, (b) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, (c) that has not been retained by the Company or any of its Affiliates for any purpose, other than to perform an equity valuation, within the preceding 12 months, and (d) that, in the good faith judgment of the board of directors of the Company, is otherwise qualified to serve as an independent financial advisor.

        "Initial Public Offering" means the Company's first Public Offering.

        "Public Offering" means any underwritten public offering, initiated by resolution of the board of directors of the Company, of the Common Stock pursuant to an effective registration statement filed under the Securities Act.

        "Reorganizations" shall have the meaning set forth in Section 8(i).

        "Securities Act" means the Securities Act of 1933, as amended.

        "Specified Value" per share of Common Stock or of any other security (herein collectively referred to as a "Security") at any date shall be: (a) if the Security is not regularly traded in any market, the value of the Security determined in good faith by the board of directors of the Company and certified in a board resolution, which determination shall be final and binding upon the Holders; provided that if any of the Holders of 10% or more of the Warrants disagree with such valuation by the board of directors and provide notice of such disagreement to the Company requesting an independent valuation, then the Company shall select an Independent Financial Expert who shall determine the value of such Security and whose customary compensation shall be provided by the Holders requesting such independent valuation; (b) if the Security is regularly traded in any market, the average of the Closing Prices for each business day during the period commencing 10 business days before such date and ending on the date one day prior to such date or, if the Security has been regularly traded for less than 30 consecutive business days before such date, then the average of the Closing Prices for all of the business days before such date for which Closing Prices are available; provided that, if the Closing Price is not determinable for at least 15 business days in such period, the Specified Value of the Security shall be determined as if the Security was not regularly traded; or (c) if the Security is registered under the Exchange Act and is being sold in a firm commitment Public Offering, the public offering price of such Security set forth on the cover page of the prospectus relating to such Public Offering.

        "Transfer Agent" shall have the meaning set forth in Section 10.

        "Warrant Certificates" shall have the meaning set forth in Section 2.

        "Warrant Number" shall mean the number of shares of Common Stock issuable upon the exercise of each Warrant, subject to adjustment as provided in Section 8, which number shall initially be one.

        "Warrant Register" shall mean the register maintained at the office of the Company pursuant to Section 4 in which the names of the Holders of Warrants shall be registered.

        "Warrants" has the meaning set forth in the preamble to this Agreement.

        "Warrant Shares" means the shares of Common Stock and other securities issuable upon exercise of the Warrants.

        Section 2.    Warrant Certificates.    The Company will issue and deliver a certificate or certificates evidencing the Warrants (the "Warrant Certificates") pursuant to this Agreement. Such Warrant Certificates shall be substantially in the form set forth as Exhibit "A" attached hereto. The Warrant Certificates shall be dated the date of issuance by the Company.

        Section 3.    Execution of Warrant Certificates.    The Warrant Certificates shall be signed in original or by facsimile on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or a Vice President, and may be imprinted or otherwise reproduced on the Warrant Certificates and, for such purpose, the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President or a Vice President, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. Each Warrant Certificate shall also be signed on behalf of the Company by an original or facsimile signature of its Secretary or an Assistant Secretary.

        Section 4.    Registration.    The Company shall number and register the Warrant Certificates in the Warrant Register maintained for such purpose as they are issued. The Company may deem and treat the registered holder(s) from time to time of the Warrant Certificates (the "Holders") as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

        Section 5.    Restrictions on Transfer; Registration of Transfers.

        (a)   Prior to any sale, assignment or other transfer (a "transfer") or proposed transfer of the Warrants, unless such transfer is made pursuant to an effective registration statement under the Securities Act, the transferring Holder will, if requested by the Company, deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Warrants may be sold or otherwise transferred without registration under the Securities Act; provided, however, that with respect to transfers by Holders to their Affiliates, no such opinion shall be required. Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation), each Warrant Certificate shall bear the legend included on the first page of Exhibit A, unless in the opinion of such counsel, such legend is no longer required by the Securities Act.

        (b)   The Company shall, upon compliance with the terms of Section 5(a), register the transfer of any outstanding Warrant Certificates in the Warrant Register to be maintained by the Company upon surrender of such Warrant Certificates at the office of the Company maintained for such purpose pursuant to Section 16, accompanied by (i) a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and (ii) payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon any such registration of transfer, the Company shall execute and deliver a new Warrant Certificate to the transferee Holder(s) and in the denominations specified in such instrument of assignment and the surrendered Warrant Certificate shall be canceled and disposed of by the Company. Subject to the terms of Section 6, a Warrant, if properly assigned, may be exercised by a new Holder without a new Warrant first having been issued.

        (c)   If and when any outstanding Warrant Certificate is assigned in blank, the Company may (but shall not be obliged to) treat the bearer of such certificate as the absolute owner of such Warrant for all purposes and the Company shall not be affected by any notice to the contrary.

        (d)   Subject to compliance with this Section 5, any outstanding Warrant Certificates may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which the new Warrants are to be issued, signed by the Holder of the surrendered Warrant Certificates or its agent or attorney.

        Section 6.    Warrants; Exercise of Warrants.

        (a)   Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing on the date of issuance of the Warrants and until 5:00 p.m., New York time, on the date that is the second anniversary of the Company's Initial Public Offering (the "Expiration Date"), to receive from the Company the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares (and such other consideration), free from all Liens, which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants, except as otherwise expressly provided herein.

        (b)   Each Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part, during normal business hours on any business day prior to the Expiration Date. A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (as provided for in Section 16) of the Warrant Certificate or Certificates to be exercised with the form of election to purchase attached thereto duly filled in and signed and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company.

        (c)   Subject to the provisions of Section 6, upon such surrender of Warrant Certificates, and payment of the Exercise Price, the Company shall issue and cause to be delivered, as promptly as practicable, to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with cash for fractional Warrant Shares as provided in Section 11. The certificate or certificates for such Warrant Shares shall be deemed to have been issued and the person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the close of business on the date of the surrender of such Warrants, and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares. In the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 6 and Section 4. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

        (d)   In addition to and without limiting the rights of the Holder under the terms hereof, at a Holder's option, a Warrant Certificate may be exercised by being converted in whole or in part at any time or from time to time prior to the Expiration Date for a number of shares of Common Stock having an aggregate Specified Value on the date of such exercise equal to the difference between (i) the Specified Value of the number of Warrant Shares in respect of which such Warrant Certificate is then exercised and (ii) the aggregate Exercise Price for such shares in effect at such time. The following equation illustrates how many Warrant Shares would then be issued upon exercise pursuant to this Section 6(d):

X = [N × (CMV - PSP)] ÷ CMV

        where:

CMV	=	Current Market Value per Warrant Share at date of exercise.
PSP	=	Per share Exercise Price at date of exercise.
N	=	Number of Warrant Shares in respect of which the Warrant Certificate is being exercised by conversion.
X	=	Number of Warrant Shares issued upon exercise by conversion.

Upon any such exercise, the number of Warrant Shares purchasable upon exercise of such Warrant Certificate shall be reduced by the number of Warrant Shares so converted and, if a balance of purchasable Warrant Shares remain after such exercise, the Company shall execute and deliver to the Holder thereof a new Warrant Certificate for such balance of Warrant Shares. No payment of any cash or other consideration to the Company shall be required from the Holder of a Warrant in connection with any exercise thereof by conversion pursuant to this Section 6(d). Such conversion shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder thereof that the conversion pursuant to this Section 6(d) be made, or at such later date as may be specified in such request. No fractional shares arising out of the above formula for determining the number of Warrant Shares issuable in such conversion shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the Specified Value of a Warrant Share on the date of the conversion.

        Section 7.    Payment of Taxes.    The Company will pay all documentary stamp taxes and other governmental charges (excluding all federal or state income, franchise, property or similar taxes) in connection with the issuance or delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

        Section 8.    Adjustment of Warrant Number.    The Warrant Number is subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section 8. Anything contained in this Section 8 notwithstanding, any adjustment made pursuant to any provision of this Section 8 shall be made without duplication of an adjustment otherwise required by and made pursuant to another provision of this Section 8 on account of the same facts or events.

        (a)    Adjustment for Change in Capital Stock.    If the Company:

            (i)  pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

           (ii)  subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

          (iii)  combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

          (iv)  makes a distribution on Common Stock in shares of its capital stock other than Common Stock; or

           (v)  issues by reclassification of its Common Stock any shares of its capital stock (other than reclassifications arising solely as a result of a change in the par value or no par value of the Common Stock);

then the Warrant Number in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the time of payment or distribution, as appropriate, in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

        Such adjustment shall be made successively whenever any event listed above shall occur. If the occurrence of any event listed above results in an adjustment under subsection (b) or (c) of this Section 8, no further adjustment shall be made under this subsection (a). The Company shall not issue shares of Common Stock as a dividend or distribution on any class of capital stock other than Common

Stock, unless the Holders also receive such dividend or distribution on a ratable basis or the appropriate adjustment to the Warrant Number is made under this Section 8.

        (b)    Adjustment for Rights Issue.    If the Company distributes (and receives no consideration therefor) any rights, options or warrants (whether or not immediately exercisable) to holders of any class of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Specified Value per share on the record date relating to such distribution, the Warrant Number shall be adjusted in accordance with the following formula:

W' = W × {(O + N) ÷ [O + [(N × P) ÷ M]]}

        where:

W'	=	the adjusted Warrant Number.
W	=	the Warrant Number immediately prior to the record date for any such distribution.
O	=	the number of shares of Common Stock outstanding on the record date for any such distribution.
N	=	the number of additional shares of Common Stock issuable upon exercise of such rights, options or warrants.
P	=	the exercise price per share of such rights, options or warrants.
M	=	the Specified Value per share of Common Stock on the record date for any such distribution.

        The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the adjusted Warrant Number shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued; provided, however, to the extent that any Warrants have been exercised prior to any such readjustment, the number of Warrant Shares that have been delivered or the number of Warrant Shares to be delivered pursuant to such exercise shall not be subject to any readjustment.

        (c)    Adjustment for Other Distributions.    If the Company distributes to all holders of any class of its Common Stock (i) any evidences of indebtedness of the Company or any of its subsidiaries, (ii) any assets of the Company or any of its subsidiaries, or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other Securities of the Company, the Warrant Number shall be adjusted in accordance with the following formula:

W' = W × [M ÷ (M—F)]

        where:

W'	=	the adjusted Warrant Number.
W	=	the Warrant Number immediately prior to the record date mentioned below.
M	=	the Specified Value per share of Common Stock on the record date mentioned below.
F	=	the Specified Value on the record date mentioned below with respect to any other Securities or the fair market value on the record date mentioned below with respect to any indebtedness, assets, rights, options or warrants distributable to the holder of one share of Common Stock.

        The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If an adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the adjusted Warrant Number shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date; provided, however, to the extent that any Warrants have been exercised prior to any such readjustment, the number of Warrant Shares that have been delivered or the number of Warrant Shares to be delivered pursuant to such exercise shall not be subject to any readjustment. In any case in which this Section 8(c) shall require that an adjustment in the Warrant Number be made effective immediately after the record date for a specified event, the Company may elect to defer until the exercise of such rights, options or warrants issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Warrant Number in effect prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the exercise of such rights, options or warrants.

        This subsection does not apply to any transaction described in subsection (a) of this Section 8 or to rights, options or warrants referred to in subsection (b) or (d) of this Section 8.

        Such fair market value shall be determined in good faith by the by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, which determination shall be final and binding upon the Holders.

        (d)    Adjustment for Common Stock Issue.    If the Company issues shares of Common Stock (including treasury shares) for a consideration per share less than the Specified Value per share on the date the Company fixes the offering price of such additional shares, the Warrant Number shall be adjusted in accordance with the following formula:

W' = W × {A ÷ [O + (P ÷ M)]}

        where:

W'	=	the adjusted Warrant Number.
W	=	the Warrant Number immediately prior to any such issuance.
O	=	the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock.
P	=	the aggregate consideration received for the issuance of such additional shares of Common Stock.
M	=	the Specified Value per share of Common Stock on the date of issuance of such additional shares.
A	=	the number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

        The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

        This subsection (d) does not apply to any of the transactions described in subsection (a) of this Section 8 or the issuances described below:

            (i)  The issuance of Common Stock upon the conversion, exercise or exchange of any Convertible Securities (as defined below), including the Warrants, outstanding on the date hereof or for which an adjustment has been made pursuant to this Section 8; or

           (ii)  (A) The grant of rights to purchase shares of Common Stock and the issuance of such shares of Common Stock upon exercise of such rights, to directors, members of management or employees of the Company and its subsidiaries pursuant to management incentive plans, employee incentive plans, stock option and stock purchase plans or agreements adopted by the board of directors of the Company and (B) following the acquisition by the Company of any of the rights or shares referred to in clause (A) the reissuance of any such acquired rights and the issuance of shares of Common Stock upon exercise thereof and (C) the grant of any rights under a phantom stock plan, stock appreciation rights plan or other deferred compensation plan to officers, directors or employees of the Company and its subsidiaries adopted by the Board of Directors of the Company.

        (e)    Adjustment for Convertible Securities Issue.    If the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock ("Convertible Securities") (other than securities issued in transactions described in subsection (b) or (c) of this Section 8) for a consideration per share of Common Stock deliverable upon conversion, exchange or exercise of such securities less than the Specified Value per share on the date of issuance of such securities, the Warrant Number shall be adjusted in accordance with the following formula:

W' = W × {(O + D) ÷ [O + (P ÷ M)]}

        where:

W'	=	the adjusted Warrant Number.
W	=	the Warrant Number immediately prior to any such issuance.
O	=	the number of shares of Common Stock outstanding immediately prior to the issuance of such securities.
P	=	the sum of the aggregate consideration received for the issuance of such securities and the aggregate minimum consideration receivable by the Company for issuance of Common Stock upon conversion or in exchange for, or upon exercise of, such securities.
M	=	the Specified Value per share of Common Stock on the date of issuance of such securities.
D	=	the maximum number of shares of Common Stock deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

        The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

        If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when the conversion, exchange or exercise rights of such securities have expired or been terminated, then the adjusted Warrant Number shall promptly be readjusted to the adjusted Warrant Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. If the aggregate minimum consideration receivable by the Company for issuance of Common Stock upon conversion or in exchange for, or upon exercise of, such securities shall be increased or decreased by virtue of provisions therein contained or upon the arrival of a specified date or the happening of a specified event, then the Warrant Number shall promptly be readjusted to the Warrant Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of such increased or decreased minimum consideration. To the extent that any Warrants have been exercised prior to any such readjustment, the number of Warrant Shares that have been delivered or the number of Warrant Shares to be delivered pursuant to such exercise shall not be subject to any readjustment. In any case in which this Section 8(e) shall require that an adjustment in the Warrant Number be made effective immediately after any such issuance, the Company may elect to defer until the conversion, exchange or exercise of such securities issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Warrant Number in effect prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the conversion, exchange or exercise of such securities.

        This subsection (e) does not apply to the issuance of the Warrants or to any of the transactions described in paragraph (b) of this Section 8 or excluded from the provisions of paragraph (d) of this Section 8.

        (f)    Consideration Received.    For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 8, the following shall apply:

            (i)  in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash (without any deduction being made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith);

           (ii)  in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in good faith by the board of directors of the Company; and

          (iii)  in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection).

        (g)    When De Minimis Adjustment May Be Deferred.    No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least 1% in the Warrant Number. Any adjustment that is not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this Section 8 shall be made to the nearest 1/100th of a share.

        (h)    Excluded Issuances.    Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Warrant Number in the case of the following issuances or deemed issuances of Common Stock from and after the date hereof: (i) issuances upon the exercise or conversion of any Convertible Securities granted, issued and outstanding on or prior to the date hereof; (ii) issuances upon the grant or exercise of any stock or options which have been or may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Company, so long as such agreement, arrangement or plan was or is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; (iii) issuances of securities as consideration for a merger or consolidation with, or purchase of assets from, a non-Affiliated third party or in connection with any strategic partnership or joint venture with a non-Affiliated third party; and (iv) shares of Common Stock issued (or issuable upon exercise, exchange or conversion of rights, options or warrants outstanding from time to time) which the Holders of a majority of the Warrants elect to treat as an excluded issuance hereunder.

        (i)    No Multiple Adjustments.    If an adjustment is made upon the establishment of a record date for a distribution subject to subsection (a), (b) or (c) of this Section 8 and such distribution is subsequently canceled, the Warrant Number then in effect shall be readjusted, effective as of the date when the board of directors of the Company determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

        (j)    Reorganizations.    In case of any capital reorganization or reclassification of the Capital Stock of the Company (other than in the cases referred to in Sections 8(a), (b), (c), (d) or (e) of this Section 8 other than a change in par value without a change in the number of shares), the consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property of any other Person), or the sale of the property of the Company as an entirety or substantially as an entirety (collectively, such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock theretofore deliverable) the kind and number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants.

        The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) or the Person purchasing or leasing such assets or other appropriate Person shall expressly assume, by a supplemental Warrant Agreement or other acknowledgment satisfactory to the Holders executed and delivered to the Holders, the obligation to deliver to each such Holder such shares of stock or other securities or property as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement.

        (k)    Form of Warrants.    Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

        (l)    Other Dilutive Events.    In case any event shall occur as to which the provisions of this Section 8 are not strictly applicable, but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of this Section 8, then, in each such case, the Company shall make a good faith adjustment to the Exercise Price and the Warrant Number in accordance with the intent of this Section 8 and, upon the written request of the holders of a majority of the Warrants, shall appoint an Independent Financial Expert, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 8, necessary to preserve, without dilution, the purchase rights represented by these Warrants. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the Holder of each Warrant and shall make the adjustments described therein.

        (m)    Miscellaneous.    In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 8, then the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted in such manner as may be equitable in the circumstances. For purpose of this Section 8 the term "shares of Common Stock" shall mean (i) shares of any class of stock designated as common stock of the Company as of the date of this Agreement, (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value and (iii) shares of common stock of the Company or options, warrants or rights to purchase common stock of the Company or evidences of indebtedness, shares of stock or securities convertible into or exchangeable for shares of common stock of the Company outstanding on the date hereof and shares of common stock of the Company issued upon exercise, conversion or exchange of such securities. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (k) of this Section 8, inclusive, and the provisions of Sections 4, 5, 6 and 10 hereof with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

        Section 9.    Notices to Holders.    Upon any adjustment pursuant to Section 8 hereof, the Company shall thereafter (a) cause to be filed with the Company a certificate signed by the principal financial officer of the Company setting forth the Warrant Number after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (b) cause to be given to each of the Holders at its address appearing on the Warrant Register written notice of such adjustments. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 9.

        In case:

            (i)  the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

           (ii)  the Company shall authorize the distribution to all holders of shares of Common Stock of assets, including cash, evidences of its indebtedness, or other securities;

          (iii)  of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer all or substantially all of the properties and assets of the Company, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (iv)  of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be given to each of the Holders at its address appearing on the Warrant Register, at least 15 days prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, in accordance with the provisions of Section 13, a written notice stating (A) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (B) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (C) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 9 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

        Section 10.    Reservation of Warrant Shares.    The Company shall at all times reserve and keep available, free from preemptive rights (except as otherwise provided herein), out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

        The Company or, if appointed, the transfer agent for the Common Stock and each transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the Warrants (collectively, the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with any such Transfer Agent. The Company will supply any such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available all other consideration that may be deliverable upon exercise of the Warrants. The Company will furnish any such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 9.

        Before taking any action which would cause an adjustment pursuant to Section 8 to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue duly authorized, fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

        The Company covenants that all Warrant Shares and other capital stock issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free, subject to Section 7, from all Liens but such Warrant Shares shall be subject to the terms and conditions of the Stockholders' Agreement.

        Section 11.    Fractional Interests.    The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Specified Value of the Warrant Share so issuable multiplied by such fraction.

        Section 12.    Mutilated or Missing Warrant Certificates.    If a mutilated Warrant Certificate is surrendered to the Company, or if the Holder of a Warrant Certificate claims and submits an affidavit or other evidence satisfactory to the Company to the effect that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Warrant Certificate. If required by the Company such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a Warrant Certificate is replaced. If any institutional Holder (or nominee thereof) is the owner of any such lost, stolen or destroyed Warrant Certificate, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Warrant Certificate at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant Certificate other than the unsecured written agreement of such owner to indemnify the Company or, at the option of such institutional Holder, an indemnity bond in the amount of the Specified Value of the Warrant Shares for which such Warrant Certificate was exercisable.

        Section 13.    Taking of Record; Stock and Warrant Transfer Books.    In the case of all dividends or other distributions by the Company to the Holders of its Common Stock with respect to which any provision of Section 8 refers to the taking of a record of such Holders, the Company will in each such case take such a record and will take such record as of the close of business on a business day. The Company will not at any time, except (a) upon dissolution, liquidation or winding up, or (b) for purposes of declaring and paying a dividend or matters related to voting by stockholders of the Company, close its stock transfer books or the Warrant Register so as to result in preventing or delaying the exercise or transfer of any Warrant.

        Section 14.    Limitation of Liability.    No provision hereof in the absence of affirmative action by the Holder of a Warrant to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of a Holder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        Section 15.    Rights of the Holder.    Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders, prior to the exercise of such Warrants, any rights as a stockholder.

        Section 16.    Office of the Company.    As long as any of the Warrants remains outstanding, the Company shall maintain an office where the Warrants may be presented for exercise, transfer, division or combination as provided for herein. Such office shall be located at Global Geophysical Services, Inc., 3535 Briarpark Dr., Suite 200, Houston, TX 77042, unless and until the Company shall designate and maintain some other office for such purposes and give written notice thereof to the Holders of all outstanding Warrants.

        Section 17.    Representations and Warranties.    (a) The Company hereby represents and warrants to the Purchaser as follows:

            (i)  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power and authority to carry on its business.

           (ii)  The Company has taken all corporate actions necessary to authorize it (A) to execute, deliver and perform all of its obligations under this Agreement, (B) to issue and perform all of its obligations under the Warrants, and (C) to consummate the transactions contemplated hereby. This Agreement is a legally valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          (iii)  The total authorized capital stock of the Company consists of 1,000,000 shares of Class A Common Stock, $.01 par value per share, of which there are 390,200 shares issued and outstanding, 3,400,000 shares of Class B Common Stock, $.01 par value per share, of which there are 535,971 shares issued and outstanding, and 4,000,000 shares of Preferred Stock, $.01 par value per share, all of which have been designated as Series A Convertible Preferred Stock, of which there are 1,551,716 shares issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to any preemptive or similar rights. The Warrant Shares issuable upon exercise of the Warrants have been duly and validly reserved for issuance, and upon issuance in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than applicable federal and state securities laws, and will be issued in compliance with all applicable federal and state securities laws.

          (iv)  Except for this Agreement, and rights of first refusal granted in the Subscription Agreements between the Company and Aslan Capital Master Fund, Treaty Oak Ironwood Ltd., Treaty Oak Master Fund, LP, Treaty Oak Acorn Fund, LP and Wayzata Opportunities Fund LLC, there are no outstanding (A) securities convertible into or exchangeable for any capital stock of the Company, (B) options, warrants or other rights to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, (C) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights or (D) voting trusts, agreements, contracts, commitments, understandings or arrangements with respect to the voting of any of the capital stock of the Company. Except for this Agreement, the Company has not entered into any agreement to issue, purchase or sell any of its capital stock.

           (v)  Neither the execution, delivery or performance of this Agreement, by the Company nor the compliance with its obligations hereunder, nor the consummation of the transactions contemplated hereby, nor the issuance, sale or delivery of the Warrants will: (A) violate any provision of the organizational documents of the Company; (B) violate any law to which the Company may be subject; (C) permit or cause the acceleration of the maturity of any indebtedness or other obligation of the Company; or (D) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any property of the Company under, any mortgage, indenture, loan agreement, note, debenture, agreement for borrowed money or any other agreement to which the Company is a party or by which the Company may be bound.

          (vi)  Assuming the truth and correctness of the representations and warranties of Purchaser set forth in subsection (b) below, the sale of the Warrants and Warrant Shares hereunder is exempt from registration under the Securities Act. In the case of each offer or sale of the Warrants and Warrant Shares, no form of general solicitation or general advertising was used by the Company or its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (vii)  The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell any other Securities if such offer or sale might bring the issuance and sale of the Warrants or Warrant Shares to Purchaser hereunder within the provisions of Section 5 of the Securities Act, or otherwise approach or negotiate with respect thereto, with anyone if the sale of the Warrants and Warrant Shares and any such Securities could be integrated as a single offering for the purposes of the Securities Act, including without limitation Regulation D thereunder.

        (b)   Purchaser represents and warrants to the Company that:

            (i)  Purchaser is acquiring the Warrant Shares to be purchased by it for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

           (ii)  Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D as promulgated under the Securities Act. Purchaser was not organized for the specific purpose of acquiring the Warrant Shares.

          (iii)  Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company, and Purchaser is able financially to bear the risks thereof.

          (iv)  Purchaser has had the opportunity to ask questions of management of the Company and has had those questions satisfactorily answered and has performed adequate due diligence on the Company and the business and operations of the Company.

           (v)  Purchaser has taken all actions necessary to authorize it (a) to execute, deliver and perform all of its obligations under this Agreement and (b) to consummate the transactions contemplated hereby and thereby.

        Section 18.    Notices to the Company and Holders.    All notices and other communications provided for or permitted hereunder shall be in writing and shall be made by hand-delivery, first-class mail, facsimile or overnight air courier guaranteeing next day delivery addressed to the Company at its principal office located at Global Geophysical Services, Inc., 3535 Briarpark Dr., Suite 200, Houston, TX 77042, (facsimile no.: (713) 979-1529) and to each of the Holders at its address appearing on the Warrant Register. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed (so long as a fax copy is sent and receipt acknowledged within two business days after mailing); when receipt acknowledged, if faxed; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties and Holders may change the addresses to which notices are to be given by giving five days' prior written notice of such change in accordance herewith.

        Section 19.    Amendments; Waivers.    This Agreement may be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may only be given, in accordance with the terms of the Term Loan Agreement; provided that, except as expressly provided herein, this Agreement may not be amended, without the consent of each Holder whose rights would be affected by such amendment, to change (i) any price at which the Warrant may be exercised, (ii) the period during which the Warrant may be exercised, (iii) the number or type of securities to be issued upon the exercise thereof or (iv) the provisions of this Section 19.

        Section 20.    Governing Law; Submission to Jurisdiction.    This Agreement and all issues hereunder shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to principles of conflicts of law).

        Section 21.    Entire Agreement.    This Agreement, together with the Term Loan Agreement constitute the entire agreement and understanding of the parties hereto and respective of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than expressly set forth or referred to herein or therein. This Agreement and the Term Loan Agreement supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

        Section 22.    Miscellaneous.

        (a)   This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns.

        (b)   Section headings are inserted for convenience only and do not form a part of this Agreement.

        (c)   This Agreement shall terminate if all Warrants have been exercised pursuant to this Agreement.

        (d)   Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

        (e)   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GLOBAL GEOPHYSICAL SERVICES, INC.
By:	Craig Lindberg, Senior Vice President and Chief Financial Officer

[WARRANT AGREEMENT SIGNATURE PAGE]

GUGGENHEIM CORPORATE FUNDING, LLC
By:	Name: Title:

[WARRANT AGREEMENT SIGNATURE PAGE]

EXHIBIT A

FORM OF WARRANT CERTIFICATE

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR IN COMPLIANCE WITH RULE 144 OR PURSUANT TO ANOTHER EXEMPTION THEREFROM.

No. 1	39,000 Class B Warrants

CLASS B WARRANT CERTIFICATE
GLOBAL GEOPHYSICAL SERVICES, INC.

        This Warrant Certificate certifies that Guggenheim Corporate Funding, LLC, or registered assigns, is the registered holder of the number of Class B Warrants (the "Warrants") set forth above to purchase Class B Common Stock, $.01 value (the "Common Stock"), of Global Geophysical Services, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of Class B Common Stock (a "Warrant Share"), at the initial exercise price per share (the "Exercise Price") of $42.50, payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to hereinafter. The number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement. Each Warrant is exercisable at any time prior to 5:00 p.m., New York time, on the date that is the second anniversary of the Company's Initial Public Offering.

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, and are issued or to be issued pursuant to a Warrant Agreement dated as of May 18, 2006 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Warrant Agreement.

        The holder hereof may exercise the Warrants evidenced hereby under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon (and by this reference made a part hereof) properly completed and executed, and, to the extent the Warrants are not being exchanged pursuant to the Warrant exchange provisions of Section 6 of the Warrant Agreement, together with payment of the Exercise Price in cash or by certified or bank check at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued by the Company to the holder hereof or its registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

        The Warrant Agreement provides that upon the occurrence of certain events, the number of Warrant Shares issuable upon exercise of a Warrant set forth on the face hereof may, subject to certain conditions, be adjusted.

        The holder hereof will have certain registration rights and other rights and obligations with respect to the Warrant Shares as provided in the Registration Rights Agreement dated as of May 18, 2006, by and among the Company and the persons party thereto. Copies of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

        Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

        Subject to the terms and conditions of the Warrant Agreement, upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its Chairman of the Board, Chief Executive Officer, President or Vice President and by its Secretary or Assistant Secretary.

Dated:

GLOBAL GEOPHYSICAL SERVICES, INC.

By:
Craig Lindberg, Senior Vice President and Chief Financial Officer

By:
Craig Murrin General Counsel and Secretary

FORM OF ELECTION TO PURCHASE
(To Be Executed Upon Exercise of Warrant)

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to:

        (Check Applicable Box)

  ☐
  receive                        shares of Common Stock and herewith tenders payment for such shares to the order of Global Geophysical Services, Inc. in the amount of $                        in accordance with the terms hereof.

  ☐
  exchange Warrants to purchase                        shares of Common Stock as payment for such number of shares of Common Stock as determined in accordance with the Warrant exchange procedures of Section 6 of the Warrant Agreement.

        The undersigned requests that a certificate for such shares be registered in the name of                        , whose address is                        and that such shares be delivered to                        , whose address is                        .

        If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                        , whose address is                        , and that such Warrant Certificate be delivered to                        , whose address is                        .

Signature(s):

NOTE: The above signature(s) must correspond with the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever. If this Warrant is held of record by two or more joint owners, all such owners must sign.

Date:

FORM OF ASSIGNMENT
(To Be Signed Only Upon Assignment of Warrant Certificate)

        FOR VALUE RECEIVED,                        hereby sells, assigns and transfers unto                        whose address is                        and whose social security number or other identifying number is                        , the within Warrant Certificate, together with all right, title and interest therein and to the Warrants represented thereby, and does hereby irrevocably constitute and appoint                         , attorney, to transfer said Warrant Certificate on the books of the within-named corporation, with full power of substitution in the premises.

Signature(s):

NOTE: The above signature(s) must correspond with the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever. If this Warrant is held of record by two or more joint owners, all such owners must sign.

Date:

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  Exhibit 4.3